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                                                                  EXHIBIT 4.4(a)


                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT

         THIS FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT (this "Amendment"), dated as of February 12, 2003, is among STERLING CHEMICALS, INC., a Delaware corporation ("Chemicals"), STERLING CHEMICALS ENERGY, INC., a Delaware corporation (together with the Chemicals, collectively, the "Borrowers"), the several Lenders parties to this Amendment, and THE CIT GROUP/BUSINESS CREDIT, INC., as Administrative Agent for the Lenders (in such capacity, the "Administrative Agent"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement referred to below.

                                R E C I T A L S:

         A. The Borrowers are parties to a Revolving Credit Agreement dated as of December 19, 2002 (the "Credit Agreement"), among the Borrowers, the Administrative Agent, and the several Lenders from time to time parties thereto.

         B. The Borrowers have requested that the Lenders amend the Credit Agreement as hereinafter set forth.

         C. The Lenders parties to this Amendment (which Lenders constitute the Lenders required to effect the amendments intended hereby) are willing to so amend the Credit Agreement, subject to the performance and observance in full of each of the covenants, terms and conditions, and in reliance upon the representations and warranties of the Borrowers, set forth herein.

         NOW, THEREFORE, in consideration of the covenants, terms, conditions, representations and warranties herein contained, the parties agree as follows:

         SECTION 1. AMENDMENTS TO SECTION 7.1.1 OF THE CREDIT AGREEMENT. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Borrowers and the several Lenders parties to this Amendment (which Lenders constitute the Lenders required to effect the following amendments) hereby agree that, effective as of the Amendment Effective Date (as hereinafter defined), Section 7.1.1 of the Credit Agreement is amended as follows:

         (a) the word "and" is deleted from the end of clause (m);

         (b) the word "and" is inserted to the end of clause (n);

         (c) the semicolon and the word "and" at the end of clause (o) is deleted and replaced with a period in lieu thereof; and

         (d) clause (p) is deleted in its entirety.

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         SECTION 2. CONDITIONS PRECEDENT. The parties agree that the amendments to the Credit Agreement contained in Section 1 shall not be effective until the satisfaction of each of the following conditions precedent:

         (a) EXECUTION AND DELIVERY OF THIS AMENDMENT. The Administrative Agent shall have received a counterpart of this Amendment executed and delivered by each of the Borrowers and by Lenders constituting the Required Lenders.

         (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made in this Amendment shall be true and correct on and as of the Amendment Effective Date as if made on and as of such date, both before and after giving effect to this Amendment (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties shall have been true and correct as of such earlier date).

         SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Administrative Agent and the several Lenders parties hereto to enter into this Amendment, each of the Borrowers represents and warrants to the Administrative Agent and the Lenders as follows:

         (a) DUE AUTHORIZATION; NON-CONTRAVENTION. The execution, delivery and performance by each Borrower of this Amendment and the performance by each Borrower of the Credit Agreement, as amended hereby, are within each Borrower's corporate powers, have been duly authorized by all necessary corporate action, and will not: (i) contravene any (A) Organic Documents of such Borrower, (B) material agreement or indenture (including the Indenture) binding on or affecting such Borrower, (C) court decree or order binding on or affecting such Borrower or (D) law or governmental regulation binding on or affecting such Borrower; or (ii) result in, or require the creation or imposition of, any Lien on any of such Borrower's Properties (except as contemplated by the Loan Documents or as otherwise permitted by the Credit Agreement).

         (b) GOVERNMENTAL APPROVAL. No material authorization or material approval or other action by, and no material notice to or material filing with, any Governmental Authority or regulatory body or other Person (other than those that have been, or on the Amendment Effective Date will be, duly obtained or made and which are, or on the Amendment Effective Date will be, in full force and effect) is required for the due execution, delivery or performance by any Borrower of this Amendment or the Credit Agreement, as amended hereby.

         (c) NO DEFAULT. No Default or Event of Default exists under any of the Loan Documents.

         (d) BINDING EFFECT. This Amendment and the Credit Agreement as amended hereby constitute the legal, valid and binding obligations of the Borrowers enforceable against such Borrowers in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles of general applicability.


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         (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date, both before and after giving effect to the amendments contemplated in Section 1 of this Amendment, as if such representations and warranties were being made on and as of the Amendment Effective Date (except to the extent such representations and warranties relate expressly to an earlier date, which representations and warranties are true and correct as of such earlier date).

         SECTION 4. MISCELLANEOUS

         (a) RATIFICATION. Except for the specific amendments expressly set forth in Section 1 this Amendment, the terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, and the execution, delivery and performance of this Amendment shall not in any manner operate as a waiver of, consent to or amendment of any other term, provision, condition or covenant of the Credit Agreement or any other Loan Document.

         (b) FEES AND EXPENSES. The Borrowers jointly and severally agree to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution, and delivery of this Amendment and any other documents prepared in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent.

         (c) HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

         (d) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

         (e) COUNTERPARTS AND AMENDMENT EFFECTIVE DATE. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. This Amendment shall become effective when each of the conditions precedent set forth in Section 2 of this Amendment have been satisfied (the "Amendment Effective Date").

         (f) CONFIRMATION OF LOAN DOCUMENTS AND LIENS. As a material inducement to the Lenders to amend the Credit Agreement, the Borrowers hereby (i) acknowledge and confirm the continuing existence, validity and effectiveness of the Loan Documents to which they are parties, including, without limitation the Security Documents, and the Liens granted under the Security Documents, (ii) agree that the execution, delivery and performance of this Amendment shall not in

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any way release, diminish, reduce or otherwise impair such Loan Documents and
Liens and (iii) acknowledge and agree that the Liens granted under the Security Documents secure payment of the Obligations under the Loan Documents in the same priority as on the date such Liens were created and perfected, and the performance and observance by the Borrowers of the covenants, agreements and conditions to be performed and observed by each under the Credit Agreement, as amended hereby.

         (g) FINAL AGREEMENT. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


      [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW]


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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the Amendment Effective Date.

                                      BORROWERS:


                                      STERLING CHEMICALS, INC.


                                      By:
                                         ---------------------------------------
                                         Title:


                                      STERLING CHEMICALS ENERGY, INC.


                                      By:
                                         ---------------------------------------
                                         Title:


                                      ADMINISTRATIVE AGENT:

                                      THE CIT GROUP/BUSINESS CREDIT, INC.
                                      as Administrative Agent


                                      By:
                                         ---------------------------------------
                                         Title:


                                      LENDERS:

                                      THE CIT GROUP/BUSINESS CREDIT, INC.


                                      By:
                                         ---------------------------------------
                                         Title:


                                      CONGRESS FINANCIAL CORPORATION


                                      By:
                                         ---------------------------------------
                                         Title:


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                                      FOOTHILL CAPITAL CORPORATION


                                      By:
                                         ---------------------------------------
                                         Title:


                                      WHITEHALL BUSINESS CREDIT
                                      CORPORATION


                                      By:
                                         ---------------------------------------
                                         Title: